                   SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

          International Shipholding Corporation
    (Name of Registrant as Specified in its Charter)

    Board of Directors of
          International Shipholding Corporation
       (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(j)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-
      6(j)(4) and 0-11.
    1)   Title of each class of securities to which transaction
         applies:
         ______________________________________________________
    2)   Aggregate number of securities to which transaction
         applies:
         _______________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;<FN1>
         _______________________________________________________
    4)   Proposed maximum aggregate value of transaction:
         _______________________________________________________

  <FN1> Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]   Check box if any part of the fee is offset as provided  by
Exchange Act Rule  0-11(a)(2) and identify the filing for  which
the offsetting fee was paid previously.   Identify the  previous
filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         _______________________________________________
     2)  Form, Schedule or Registration  Statement  No.:
         _______________________________________________
     3)  Filing Party:
         _______________________________________________
     4)  Date Filed:
         _______________________________________________

            INTERNATIONAL SHIPHOLDING CORPORATION
                         17TH FLOOR
                       POYDRAS CENTER
                     650 POYDRAS STREET
                NEW ORLEANS, LOUISIANA 70130

                  ________________________

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  ________________________

To Common Stockholders of International Shipholding Corporation:

      The annual meeting of stockholders of International Shipholding Corporation will be held in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 20, 1994 at 2:00 p.m., New Orleans time, for the following purposes:

     (i) to elect a board of nine directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

     (ii)  to  ratify the  appointment of Arthur Andersen  &
     Co.,   certified  public  accountants,  as  independent
     auditors for the Corporation for the fiscal year ending
     December 31, 1994;

     (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

      Only common stockholders of record at the close of business on March 1, 1994, are entitled to notice of and to vote at the annual meeting.

      All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of International Shipholding Corporation at any time prior to the voting thereof.

                          By Order of the Board of Directors


                                   George Denegre
                                   Secretary
New Orleans, Louisiana
March 11, 1994

            INTERNATIONAL SHIPHOLDING CORPORATION
                         17TH FLOOR
                       POYDRAS CENTER
                     650 POYDRAS STREET
                   NEW ORLEANS, LOUISIANA
                  ________________________

                       PROXY STATEMENT
                  ________________________


      This Proxy Statement is furnished to stockholders of International Shipholding Corporation (the "Corporation") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the annual meeting of stockholders of the Corporation to be held on Wednesday, April 20, 1994, at 2:00 p.m., New Orleans time, in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is March 11, 1994.

      Only holders of record of the Corporation's Common Stock at the close of business on March 1, 1994, are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding 5,346,611 shares of Common Stock, each of which is entitled to one vote.

     The enclosed proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the stockholder is present at the annual meeting and elects to vote in person.

      The cost of soliciting proxies in the enclosed form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph; and banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their expenses incurred in connection therewith.

                   PRINCIPAL STOCKHOLDERS

      As of March 1, 1994, the following persons were known by the Corporation to own beneficially more than five percent of its Common Stock (the only outstanding voting security of the Corporation). The information set forth below has been determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934 based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                                        AMOUNT  AND
                                         NATURE OF       PERCENT
                                        BENEFICIAL         OF
NAME AND ADDRESS                        OWNERSHIP         CLASS
________________                       ____________      _______
Niels  W.  Johnsen (1)                 843,176(2)        15.77%
  (Chairman of the Board of
   the Corporation)
  One Whitehall Street
  New York, New York 10004

Erik  F.  Johnsen (1)                  694,543(3)        12.99%
  (President and Director of
   the Corporation)
  650 Poydras Street
  New Orleans, Louisiana 70130

FMR Corp.                              500,000(4)         9.35%
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

David L. Babson & Company, Inc.        309,225(5)         5.78%
  One Memorial Drive
  Cambridge, Massachusetts 02142-1300

Lindner Fund, Inc.                     270,500(6)         5.06%
  7711 Carondelet Avenue
  St. Louis, Missouri 63105

________
(1)  Niels W. Johnsen and Erik F. Johnsen are brothers.

(2) Includes 179,698 shares owned by a corporation of which Mr. Johnsen is a controlling shareholder.

(3) Includes 195,570 shares held as Agent and Attorney-in-Fact with full rights of voting, disposition, or otherwise for the benefit of Erik F. Johnsen's children. Also includes 5,000 shares owned by Mr. Johnsen's wife.

(4)  Shares held with sole dispositive power but  no  voting
     power.  A  Schedule  13-G  was  also  filed  with   the
     Securities and Exchange Commission by Mr. Edward C. Johnson 3d, Chairman of the Board of FMR Corp., with respect to beneficial ownership of these same 500,000 shares over which he has sole dispositive power but no voting power.

(5) Includes 275,125 shares beneficially owned with sole voting power and 34,100 shares beneficially owned with shared power to vote. Sole dispositive power reported with respect to all 309,225 shares.

(6) Shares held with shared voting and shared dispositive power. A Schedule 13-G was also filed with the Securities and Exchange Commission with respect to the beneficial ownership of these same 270,500 shares by Ryback Management Corporation, an investment adviser registered under the Investment Advisers Act of 1940. Ryback Management Corporation has shared voting and shared dispositive power with respect to these shares.

      As of March 1, 1994, Niels W. Johnsen and Erik F. Johnsen were the beneficial owners of a total of 1,537,719 shares (28.76%) of the Corporation's Common Stock, and, to the extent they act together, they may be deemed to be in control of the Corporation.

                    ELECTION OF DIRECTORS

      The by-laws of the Corporation authorize the Board of Directors to fix the size of the Board. Pursuant thereto, the Board of Directors has fixed the number of directors at nine and proxies cannot be voted for a greater number of persons. Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the nine nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board of Directors.

      The following table sets forth certain information as of March 1, 1994, concerning the nominees, all of whom except for Edward K. Trowbridge and Erik L. Johnsen, are now serving a one year term as a director, and all directors and executive officers as a group, including their beneficial ownership of shares of each class of equity securities of the Corporation as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise
indicated,  (i)  each  nominee  has   been  engaged  in  the
principal occupation shown for more than the past five years and (ii) the shares of the Corporation's Common Stock shown as being beneficially owned are held with sole voting and
investment power.   Niels  W.  Johnsen,  Erik   F.  Johnsen,
Laurance Eustis, Raymond V. O'Brien and Harold S. Grehan, Jr. each first became a director of the Corporation in early 1979, when the Corporation was formed. Niels M. Johnsen
and  Edwin Lupberger became directors in 1988.   Edward   K.
Trowbridge and Erik L. Johnsen are being nominated each to serve their first one year term as a director and have not previously served as directors of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES NAMED BELOW.

                                      SHARES OF
NAME, AGE, PRINCIPAL                COMMON STOCK     PERCENT
OCCUPATION AND DIRECTORSHIP         BENEFICIALLY       OF
IN OTHER PUBLIC CORPORATIONS           OWNED          CLASS
____________________________        ____________     _______
Niels W. Johnsen, 71 (1)(2)         843,176(10)      15.77%
 Chairman of the Board of the
 Corporation;director and
 trustee, Atlantic Mutual
 Companies, insurance;
 director, Reserve Fund, Inc.,
 a money market fund

Erik F. Johnsen, 68 (2)(3)          694,543(11)      12.99%
 President of the
 Corporation; director,
 First Commerce Corporation,
 a bank holding company

Laurance Eustis, 80                  18,750(12)        .35%
 Chairman of the Board
 of Eustis Insurance, Inc.,
 mortgage banking and general
 insurance; director, First
 Commerce Corporation, a
 bank holding company;
 director, Pan American Life
 Insurance Company

Raymond V. O'Brien, Jr.,66(4)         4,750            .09%
 Director, Emigrant Savings
 Bank, New York; director,
 Community Preservation
 Corporation, New York

Harold S. Grehan,Jr.,66 (5)          91,782(13)       1.72%
 Vice President of the
 Corporation

Niels M. Johnsen,48 (2)(6)          207,319(14)       3.88%
 Vice President of the
 Corporation


                                      SHARES OF
NAME, AGE, PRINCIPAL                COMMON STOCK     PERCENT
OCCUPATION AND DIRECTORSHIP         BENEFICIALLY       OF
IN OTHER PUBLIC CORPORATIONS            OWNED         CLASS
____________________________        ____________     _______

Edwin Lupberger, 57 (7)               1,000            .02%
 Chairman of the Board,
 Chief Executive Officer
 and Director of Entergy
 Corporation ("Entergy"),
 Arkansas Power & Light
 Company, Louisiana
 Power & Light Company,
 Mississippi Power & Light
 Company, New Orleans
 Public Service Inc.;
 Chairman of the Board and
 director of System Energy
 Resources, Inc.; director,
 First Commerce Corporation,
 a bank holding company

Edward K. Trowbridge, 65 (8)              0            .00%
 Director, Atlantic Mutual
 Insurance Company; director,
 Centennial Insurance
 Company; director, Atlantic
 Reinsurance Company

Erik L. Johnsen, 36 (2)(9)           48,827(15)        .91%
 Vice President of the
 Corporation

All executive officers and
 directors as a group
 (11  persons)                    1,702,936(16)      31.85%

_________

(1) Niels W. Johnsen has served as Chairman and Chief Executive Officer of the Corporation since its formation in 1979 and is also the Chairman and Chief Executive
     Officer of each of the Corporation's principal subsidiaries. He previously served as Chairman of Trans Union Corporation's ocean shipping group of companies from December 1971 through May 1979. He was one of the founders of Central Gulf Lines, Inc.("Central Gulf"), one of the Corporation's principal subsidiaries in 1947.

(2)  Niels  W.  Johnsen  and  Erik F.  Johnsen  are  brothers.
     Niels  M.  Johnsen is the son of Niels W. Johnsen.   Erik
     L.  Johnsen is the  son  of Erik F.  Johnsen.

(3) Erik F. Johnsen has been President, Chief Operating Officer and a director of the Corporation since its formation in 1979 and is also President and Chief Operating Officer of each of the Corporation's principal subsidiaries, except Waterman for which he serves as Chairman of the Executive Committee. He was one of the founders of Central Gulf in 1947.

(4) Mr. O'Brien served as Chairman of the Board and Chief Executive Officer of the Emigrant Savings Bank from January, 1978 through December, 1992. He served as President of the Emigrant Savings Bank from November, 1974 until January, 1978.

(5) Mr. Grehan has served as Vice President and director of the Corporation since its formation in 1979.

(6) Niels M. Johnsen joined Central Gulf in 1970 and held various positions before being named Vice President in 1986.

(7) Mr. Lupberger was the Senior Vice President - Chief Financial Officer of Entergy from 1981 to 1985. Arkansas Power & Light Company, Louisiana Power & Light Company, Mississippi Power & Light Company, New Orleans Public Service Inc. and System Energy Resources, Inc. are each wholly-owned subsidiaries of Entergy.

(8) Mr. Trowbridge served as Chairman of the Board and Chief Executive Officer of Atlantic Mutual Companies from July, 1988 through November, 1993. He served as President and Chief Operating Officer of the Atlantic Mutual Companies from 1985 until 1988.

(9) Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named Vice President in 1987.

(10) Includes 179,698 shares owned by a corporation of which Niels W. Johnsen is the controlling shareholder.

(11) Includes 195,570 shares held as Agent and Attorney-in-Fact with full rights of voting, disposition, or otherwise for the benefit of Erik F. Johnsen's children. Mr. Johnsen disclaims beneficial ownership of such shares. Also includes 5,000 shares owned by Erik F. Johnsen's wife.

(12) Total shares in the amount of 18,750 held in trust for Mr. Eustis and wife. Mr. Eustis is trustee with full voting and dispository power.

(13) Includes 200 shares owned by Mr. Grehan's wife over which he claims no beneficial interest.

(14) Includes 2,375 shares held in trust for Niels M. Johnsen's daughter of which he is a trustee and 179,698 shares referred to in footnote 10 owned by a corporation of which Mr. Johnsen is a Vice President and Director.

(15) Includes 28,017 shares held by Erik F. Johnsen as Agent and Attorney-in-Fact for benefit of Erik L. Johnsen, referred to in footnote 11 above. Also includes 2,700 shares held in trust for Erik L. Johnsen's two sons of which he is a trustee.

(16) Includes ten shares owned by Gary L. Ferguson, Vice President and Chief Financial Officer, the only executive named in the "Summary Compensation Table" whose share ownership is not otherwise presented above.

      During 1993, the Board of Directors of the Corporation held four meetings. Each non-officer director receives fees of $15,000 per year plus $750 for each meeting of the Board or a committee thereof attended. The committee meeting fee is reduced to $375 if the committee meeting is held on the same day as a Board meeting.

      The Board of Directors has an audit committee on which Messrs. Eustis, O'Brien and Lupberger serve. The audit committee has general responsibility for meeting from time to time with representatives of the Corporation's independent auditors in order to obtain an assessment of the financial position and results of operations of the Corporation and report to the Board with respect thereto. The committee met once in 1993.

                   EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

      The following table sets forth for the fiscal years ended December 31, 1991, 1992 and 1993 the compensation paid by the Corporation with respect to the Chief Executive Officer and the four most highly compensated executive officers whose annual salary and bonus exceeded an aggregate of $100,000 for fiscal year 1993:

                 SUMMARY COMPENSATION TABLE
NAME AND                                                ALL OTHER
PRINCIPAL POSITION         YEAR   SALARY    BONUS(1)  COMPENSATION(2)
___________________        ____   ______    _______   ______________
Niels W. Johnsen,Chairman
 of the Board of the
 Corporation               1993   $330,000  $86,625   $17,245(3)
                           1992    330,000   24,750    16,576(3)
                           1991    330,000   99,000

Erik F. Johnsen, President
  of  the Corporation      1993    330,000   86,625     8,295(4)
                           1992    330,000   24,750     6,114(4)
                           1991    330,000   99,000

Harold S. Grehan,
  Vice President of
  the Corporation          1993    118,125   31,500         0
                           1992    115,000    8,625         0
                           1991    112,500   34,500


Niels M. Johnsen,
  Vice President of
  the Corporation          1993    123,400   34,125       500(5)
                           1992    112,500    8,438       500(5)
                           1991    108,750   33,750

Gary L. Ferguson, Vice
 President and Chief
 Financial Officer of the
 Corporation               1993    116,250   31,500       500(5)
                           1992    110,000    8,250       500(5)
                           1991    107,500   33,000

_________

(1)Represents cash bonuses earned with respect to   services
   rendered during 1993, 50% of which was paid in 1994 and 25% of which is to be paid in each of years 1995 and 1996.

(2)Pursuant to the transitional provisions  set forth in the executive compensation disclosure rules,  amounts of  All
   Other Compensation are excluded   for  the  Corporation's
   1991 fiscal year.

(3)The Corporation has an agreement with Niels W. Johnsen whereby his estate will be paid approximately $822,000 upon his death. To fund this death benefit, the Corporation has acquired a life insurance policy at a cost of $17,245 in 1993 and $16,576 in 1992.

(4)The Corporation has an agreement with Erik F. Johnsen whereby his estate will be paid approximately $626,000 upon his death. To fund this death benefit, the Corporation has acquired a life insurance policy at a cost of $8,295 in 1993 and $6,114 in 1992.

(5)Consists of contributions made by the Corporation to its 401(K) plan on behalf of the employee.

PENSION PLAN

      The Corporation has in effect a defined benefit pension plan, in which all employees of the Corporation and its domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service. Computation of benefits payable under the plan is based on years of service and the employee's compensation during the last five years of employment, which is defined as a participant's base salary, excluding incentive pay, overtime pay, bonuses or other extra compensation, in whatever form. The following table reflects the estimated annual retirement benefits (assuming payment in the form of a straight life annuity) an executive officer can expect to receive upon retirement at age 65 under the plan, assuming the years of service and compensation levels indicated below:

                                     YEARS OF SERVICE
                        ______________________________________
EARNINGS                 15       20       25       30 OR MORE
________                ____     ____     ____      __________
$100,000               $22,380  $29,839   $37,299     $44,759
$150,000                34,755   46,339    57,924      69,509
$200,000                47,130   62,839    78,549      94,259
$250,000                59,505   79,339    99,174     119,009
$300,000                71,880   95,839   119,799     143,759
$350,000                84,255  112,339   140,424     168,509

This table does not reflect the fact that the benefit provided by the Retirement Plan's formula is subject to certain constraints under the Internal Revenue Code. For 1994, the maximum annual benefit generally is $118,800 under Code Section 415. Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be reflected in 1994 is $150,000. These dollar limits are subject to cost of living increases in future years.

      Each of the individuals named in the Summary Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 1993 with the salary shown next to his name in such table. At December 31, 1993, such individuals had 46, 41, 35, 22 and 25 credited years of service, respectively, under the plan. The plan benefits shown in the above table are not subject to deduction or offset by Social Security benefits.

     BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      Decisions on compensation of the Corporation's executive officers are made by the Board of Directors. Pursuant to rules established by the Securities and Exchange Commission, set forth below is a report submitted by the Board addressing the Corporation's executive compensation policies for 1993.

      The Corporation's executive compensation structure is comprised of salaries and annual cash bonuses. The salaries of Messrs. Niels W. and Erik F. Johnsen, Chairman of the Board and President, respectively, were set at $330,000 by the Board in 1990 and have not been increased. The Board delegates to Niels W. and Erik F. Johnsen the power to set the salaries of the other executive officers.

      The Board believes that a significant portion of executive compensation should be tied to corporate performance. The Board also believes that the efforts of individual officers and employees can have a direct impact on the ability of the Corporation to reduce and control general and administrative expenses. The Officers Bonus Plan for 1993 (the "1993 Plan") adopted by the Board was made up of two components, one based on the achievement of certain profit levels by the Corporation and the other based on reductions in the

Corporation's  administrative and general expenses.  The 1993
Plan offered an opportunity for all officers to earn incentive cash bonuses of up to 30% of salary. An officer had an opportunity to earn a cash bonus of between 3.75% and 22.5% of salary if certain corporate profit targets were reached. Based upon profits earned in 1993 a bonus of 18.75% resulted from the profit component of the 1993 Plan. An officer could earn a cash bonus of between 1.25% and 7.5% of salary if administrative and general expenses were reduced to certain levels. The maximum targeted reduction in expenses was reached and, accordingly, each executive officer earned a cash bonus equal to 7.5% of salary.


      In order to encourage the executive officers to remain employed by the Corporation, one-half of the 1993 bonus was paid in early 1994 and the remaining portion will be paid one-half in early 1995 and one-half in 1996, if the officer remains employed by the Corporation on the date of payment. Future bonus payments are not forfeited, however, if employment terminates as the result of eligible retirement, death or curtailment of operations of the Corporation.

      Since each executive officer's annual compensation is substantially less than $1 million, the Board does not believe that any action is necessary in order to ensure that all executive compensation will continue to be deductible by the Corporation under the Omnibus Budget Reconciliation Act of 1993.

             Submitted by the Board of Directors
           Niels W. Johnsen         Erik F. Johnsen
           Laurance Eustis          Raymond V. O'Brien, Jr.
           Harold S. Grehan, Jr.    Niels M. Johnsen
           Edwin Lupberger

                BOARD OF DIRECTOR INTERLOCKS,
       INSIDER PARTICIPATION IN COMPENSATION DECISIONS
                  AND CERTAIN TRANSACTIONS


      Decisions  as  to  the compensation  of  the  executive
officers of the Corporation are made by the Board of Directors. Four of the seven members of the Board, Messrs. Niels W. Johnsen, Erik F. Johnsen, Harold S. Grehan, Jr. and Niels M. Johnsen are executive officers of the Corporation and participated in decisions as to the 1993 Officer Bonus Plan. Decisions on salary increases for executive officers other than themselves were made by Niels W. Johnsen and Erik
F. Johnsen. No executive officer of the Corporation served during the last fiscal year as a director, or member of the compensation committee, of another entity, one of whose executive officers served as a director of the Corporation.

      Furnished  below  is  information   regarding   certain
transactions   in  which  officers  and   directors  of   the
Corporation had an interest during 1993.

      During 1986 the Corporation entered into agreements with Mid-Ocean Lines, Inc., RBT, Inc., RBZ Corp., River Barges, Inc. and Erik F. Johnsen (the "Owners") to charter 39 barges (the "Barges") for use in its domestic towing operations. During 1993 the Corporation paid the Owners $440,000 in barge rentals under the agreements which expired in April, 1993. Upon termination of these agreements, the Corporation purchased the entire fleet of barges at a price of $40,000 each, for a total of $1,560,000. Each of these corporate owners was liquidated during 1993. Niels W. Johnsen, Erik F. Johnsen and Harold S. Grehan were directors, officers and principal shareholders of each of the corporate Owners. Niels M. Johnsen was a shareholder of Mid-Ocean Lines, Inc., RBT, Inc., and River Barges, Inc.

      An aggregate of 17,500 shares of the Corporation's 8.82% Cumulative Preferred Stock, Series B (the "Series B Preferred Stock") was owned by Niels W. Johnsen, Erik F. Johnsen and a corporation of which Niels W. Johnsen is a controlling shareholder and Niels M. Johnsen is a director and Vice President. The shares were sold by the Corporation for $200 per share, which was equal to their liquidation preference. The shares did not carry preemptive, subscription or conversion rights. During 1993 the Corporation redeemed all of its outstanding Preferred Stock including the aformentioned shares of Series B Preferred Stock at the required redemption prices. The purchasers of the Series B Preferred Stock were also issued non-transferable warrants, exercisable at any time prior to October 14, 1994, to purchase an aggregate of 157,500 shares of the Corporation Common Stock for $10.12 per share. The purchasers had the right to require the Corporation to repurchase the warrants at any time from October 1, 1992 to October 1, 1994 for $5.64 per share of underlying Common Stock. During 1993 the Corporation issued 427,500 shares of common stock upon the exercise of all outstanding warrants including the aforementioned warrants issued in connection with the Series B Preferred Stock.

      The law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre has represented the Corporation since its inception. A son of the President of the Corporation became a partner in the firm during 1992. Fees paid to the firm for legal services rendered to the Corporation during 1993 were $1,781,000.

      The Corporation believes that the foregoing transactions between it and its officers, directors and stockholders are on terms at least as favorable to the Corporation as could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

      The following performance graph data compares the performance of the Corporation's Common Stock to the S&P 500 Index and to an Industry Peer Group published by Value Line, Inc. (which includes OMI Corporation, Overseas Shipholding Group, American President Lines, Stolt Tankers, Sea Containers Limited and Alexander and Baldwin) for the Corporation's last five fiscal years.

             COMPARATIVE FIVE-YEAR TOTAL RETURNS*
         INT'L SHIPHOLDING CORP,  S&P 500,  PEER GROUP
            (PERFORMANCE RESULTS THROUGH 12/31/93)
Measurement Period                  S&P           Peer
(Fiscal Year Covered)   ISH         500          Group
____________________    ___         ___          _____
Measurement Pt. - 1988  $100.00     $100.00      $100.00
1989                    $115.44     $131.49      $128.31
1990                    $118.08     $127.32       $82.13
1991                    $129.59     $166.21      $120.20
1992                    $108.55     $179.30      $102.42
1993                    $111.87     $197.23      $130.16

The above data assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in ISH common stock, S&P 500, and Peer Group.
* Cumulative total return assumes reinvestment of dividends.

  PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

      The  Corporation's  1993   financial  statements  were
audited by Arthur Andersen & Co. The Board of Directors has appointed Arthur Andersen & Co. as independent auditors of the Corporation for the fiscal year ending December 31, 1994, and is submitting that appointment to its stockholders for ratification at the annual meeting. Arthur Andersen & Co. has served as the Corporation's auditors since its inception
in 1979.   If  the  stockholders do not ratify the Board  of
Directors' appointment of Arthur Andersen & Co. by the affirmative vote of at least a majority of the shares of
Common Stock   represented at the meeting in  person  or  by
proxy,   the  selection  of  independent  auditors  will  be
reconsidered by the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                        OTHER MATTERS

QUORUM AND VOTING OF PROXIES

      The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

      All proxies in the form enclosed received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above and in favor of the proposal specified above.

      The Board of Directors does not know of any matters to be presented at the annual meeting other than the election of directors and the ratification of the selection of independent auditors. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgement.

EFFECT OF ABSTENTION AND BROKER NON-VOTES

      Because directors are elected by plurality vote, abstentions and broker non-votes will not affect the election of directors. The aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote "for", "against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the proposal to ratify the selection of independent auditors, and the total number of votes cast "for" this proposal will be counted for purposes of determining whether the proposal has passed. An abstention from voting on this proposal by a shareholder or a broker non-vote has the same legal effect as a vote "against" the proposal.

STOCKHOLDER PROPOSALS

      Any stockholder who desires to present a proposal qualified for inclusion in the Corporation's proxy material relating to the 1995 annual meeting must forward the proposal to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement in time to arrive at the Corporation prior to November 11, 1994.

                          By Order of the Board of Directors
                                        George Denegre
                                           Secretary

New Orleans, Louisiana
March 11, 1994

INTERNATIONAL SHIPHOLDING CORPORATION                 PROXY
650 Poydras Street, New Orleans, Louisiana  70130
___________________________________________________________
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Niels W. Johnsen, Erik F.
Johnsen and George Denegre, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of International Shipholding Corporation held of record by the undersigned on March 1, 1994 at the annual meeting of shareholders to be held on April 20, 1994, or any adjourn-ment thereof.

1. ELECTION OF DIRECTORS
   For all nominees listed below      Withhold Authority
     (except as marked to the         To vote for all
      contrary below)     _____        nominees listed below _____

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
           INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
           NOMINEE'S NAME IN THE LIST BELOW.)

   Niels W. Johnsen, Erik F. Johnsen, Harold S. Grehan, Jr.,
   Niels M. Johnsen, Laurance Eustis,  Raymond  V. O'Brien,
   Jr.,  Edwin Lupberger,  Edward  K. Trowbridge,  Erik  L.
   Johnsen

2. Proposal to ratify the appointment of Arthur Andersen  &
   Co., certified public  accountants  as  the  independent
   auditors for the Corporation for the fiscal year  ending
   December 31, 1994.
           For _____       Against _____      Abstain _____

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECT-
ION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears below.  When shares are
held by joint tenants, both should sign.  When  signing  as
attorney,   executor,  administrator, trustee  or guardian,
please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     DATED ________________

                                     ______________________
                                          SIGNATURE

                                     ______________________
                                  SIGNATURE IF HELD JOINTLY

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.